EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Titan Energy, LLC (the “Company”) on Form S-8 (File No. 333-215328, effective December 27, 2016).and of the reference to Wright & Company, Inc. and the inclusion of our report dated February 8, 2017 in the Annual Report on Form 10-K for the year ended December 31, 2016, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

Wright & Company, Inc.

By:	/s/ D. Randall Wright
D. Randall Wright, P.E.
President

April 17, 2017

Brentwood, Tennessee